      As filed with the Securities and Exchange Commission on March 20, 1998

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

        Filed by the Registrant [X]
        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:
        [ ]  Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        [X]  Definitive Proxy Statement
        [ ]  Definitive Additional Materials
        [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Rule
             14a-12

                             SIGNATURE RESORTS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                                      LOGO

                            SIGNATURE RESORTS, INC.

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders of Signature Resorts, Inc. (the "Company") will be held at the Embassy Suites Hotel, San Francisco Airport, 150 Anza Boulevard, Burlingame, California, 94010 on Friday, May 15, 1998, at 10:00 a.m. to:

     1. Elect six directors of the Company consisting of (i) four Class II directors (three of which are nominated for re-election and one of which has been newly nominated), (ii) one Class III director (newly nominated for election) and (iii) one Class I director (newly nominated for election);

     2. Consider and vote upon an amendment to the Company's Articles of Incorporation, as amended (the "Articles") to change the Company's corporate name to "Sunterra Corporation;"

     3. Consider and vote upon an amendment to increase from 3,750,000 to 5,380,000 the number of shares authorized for issuance under the Company's 1996 Equity Participation Plan, as amended;

     4. Consider and vote upon an amendment to the Company's Articles to increase the Company's authorized share capital from 75,000,000 shares (consisting of 50,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock) to 125,000,000 shares (consisting of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock);

     5. Ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

     6. Transact such other business as may properly be brought before the 1998 Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the 1998 Annual Meeting. All stockholders are cordially invited to attend the 1998 Annual Meeting.

     PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                                          By Order of the Board of Directors

                                          ANDREW D. HUTTON
                                          Andrew D. Hutton,
                                          Vice President, General Counsel and
                                          Secretary

San Mateo, California
April 13, 1998

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Signature Resorts, Inc. ("Signature" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 15, 1998 (the "1998 Annual Meeting").

     The Company's principal executive offices are located at 1875 South Grant Street, Suite 650, San Mateo, California 94402. A copy of the Company's 1997 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 13, 1998.

VOTING PROCEDURES

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

     You have three choices on each of the matters to be voted upon at the 1998 Annual Meeting. Such matters are as follows:

     1. Elect six directors of the Company consisting of (i) four Class II directors (three of which are nominated for re-election and one of which has been newly nominated), (ii) one Class III director (newly nominated for election) and (iii) one Class I director (newly nominated for election);

     2. Consider and vote upon an amendment to the Company's Articles to change the Company's corporate name to "Sunterra Corporation;"

     3. Consider and vote upon an amendment to increase from 3,750,000 to 5,380,000 the number of shares authorized for issuance under the Company's 1996 Equity Participation Plan, as amended;

     4. Consider and vote upon an amendment to the Company's Articles to increase the Company's authorized share capital from 75,000,000 shares (consisting of 50,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock) to 125,000,000 shares (consisting of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock); and

     5. Ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

          Concerning Proposal 1, the election of Class I, Class II and Class III directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

          Concerning Proposal 2, the amendment of the Company's Articles to change the Company's corporate name, Proposal 3, the amendment to increase from 3,750,000 to 5,380,000 the number of shares authorized for issuance under the Company's 1996 Equity Participation Plan, as amended (the "1996 Equity Participation Plan"), Proposal 4, the amendment of the Company's Articles to increase the Company's authorized share capital and Proposal 5, the ratification of Arthur Andersen LLP as the Company's independent public accountants, by checking the appropriate box you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. As discussed below, if a quorum is present and you "Abstain" from voting on any matter it will have no effect on Proposals 1, 3 and 5 and the effect of a vote "Against" Proposals 2 and 4.

     Stockholders may vote by either completing and returning the enclosed proxy card prior to the 1998 Annual Meeting, voting in person at the 1998 Annual Meeting, or submitting a signed proxy card at the 1998 Annual Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     You may revoke your proxy at any time before it is actually voted at the 1998 Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 1875 South Grant Street, Suite 650, San Mateo, California, 94402, by submitting a later dated proxy, or by attending the 1998 Annual Meeting and voting in person. Attendance at the 1998 Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the 1998 Annual Meeting by executing a form of proxy designating such person to act on your behalf.

     Each unrevoked proxy card properly signed and received prior to the close of the 1998 Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR Proposals 1, 2, 3, 4 and 5 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the 1998 Annual Meeting.

     If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention or a broker non-vote will have no effect on Proposals 1, 3 and 5 and will have the effect of a vote "Against" Proposals 2 and 4.

     The presence at the 1998 Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on April 1, 1998, will constitute a quorum.

     Votes cast at the 1998 Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the 1998 Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Stockholders of record at the close of business on April 1, 1998 are entitled to vote at the 1998 Annual Meeting. At that date, 35,880,507 shares of Common Stock were outstanding. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon Proposals 1, 3 and 5. The affirmative vote of at least two thirds of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting is required for approval of Proposals 2 and 4. Each share of Common Stock is entitled to one vote. Except as indicated to the contrary, all information contained in this report has been restated to reflect the Company's three-for-two stock split in the form of a Common Stock dividend paid on October 27, 1997 to stockholders of record on October 10, 1997 (the "Stock Split").

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth in the following table is the beneficial ownership of the Company's Common Stock as of March 31, 1998, for all current directors, the five executive officers of the Company named under the table titled "Executive Compensation" and all directors and executive officers as a group. Pursuant to the rules of the Securities Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares. Percentage ownership is based on 35,880,507 shares of Common Stock outstanding on March 31, 1998 in addition to shares acquirable pursuant to options which will become exercisable within 60 days of March 31, 1998.

                                                                               SHARES          PERCENT
                                                                            BENEFICIALLY          OF
    NAME OF BENEFICIAL OWNER(A)                   POSITION                     OWNED            CLASS
    ---------------------------                   --------                  ------------       --------
Osamu Kaneko(b)....................  Chairman of the Board                   3,487,855(c)         9.7%
Andrew J. Gessow(d)................  Director and Chief Executive Officer    3,606,306(c)        10.1%
Steven C. Kenninger(b).............  Director and President                  1,092,867(c)(e)      3.1%
Michael A. Depatie.................  Director, Executive Vice President        237,682(f)           *
                                     and Chief Financial Officer
James E. Noyes.....................  Director and Chief Operating Officer      318,750(g)           *
Adam M. Aron.......................  Director                                       --              *
Sanford R. Climan..................  Director                                   12,375(h)           *
J. Taylor Crandall.................  Director                                       --              *
Joshua S. Friedman(i)..............  Director                                    7,500(j)           *
W. Leo Kiely, III..................  Director                                    7,500(j)           *
All directors and executive
  officers as a
  group (19 persons)...............                                          9,149,529(k)        25.5%

---------------
 *  Less than 1%.

(a) Except as otherwise indicated, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

(b) The address of such person is 5933 West Century Blvd., Suite 210, Los Angeles, California 90045.

(c) Includes presently exercisable options to purchase 75,000 shares of Common Stock.

(d) The address of such person is 2934 Woodside Road, Woodside, California
    94062.

(e) With the exception of presently exercisable options to purchase 75,000 shares of Common Stock, the shares indicated are held by Mr. Kenninger through a trust under which Mr. Kenninger may be deemed presently to share beneficial ownership with his co-trustee spouse.

(f) Includes (i) presently exercisable options to acquire 225,000 shares of Common Stock and (ii) 12,682 shares of Common Stock which Mr. Depatie presently may be deemed to have, or to share, beneficial ownership with an affiliated corporation he controls.

(g) Represents presently exercisable options to purchase shares of Common Stock and options which will become exercisable within 60 days of March 31, 1998.

(h) Includes presently exercisable options to purchase 7,500 shares of Common Stock.

(i) Canpartners Incorporated ("Canyon") holds 65,507 shares and is the sole general partner of CPI Securities L.P. ("CPI"), which holds 426,643 shares. Mr. Friedman, Mitchell R. Julis and R. Christian B. Evensen are the sole shareholders and directors of Canyon and may be deemed to share beneficial ownership of the shares held by Canyon and CPI. Such persons disclaim beneficial ownership of the shares. The 492,150 shares held by Canyon and CPI do not include 154,035 shares held by Mr. Friedman's wife, 154,035 shares held by Mr. Julis, 154,035 shares held by Mr. Evensen's wife, 10,771 shares held by an irrevocable trust for the benefit of Mr. Evensen's children, 10,771 shares held by an irrevocable trust for the benefit of Mr. Friedman's children and 10,771 shares held by Mr. Julis' son. The beneficial ownership of such shares is disclaimed by Canyon. Taken as a group, the entities and persons named in this note hold an aggregate of 1,018,361 shares, or 2.8% of the Common Stock outstanding.

(j) Represents presently exercisable options to purchase shares of Common Stock.

(k) Includes 842,570 shares which may be acquired upon the exercise of presently exercisable options or options which will become exercisable within 60 days of March 31, 1998.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to Insiders were complied with.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

GENERAL INFORMATION -- ELECTION OF DIRECTORS

     Pursuant to the Company's Articles, the Bylaws, as amended (the "Bylaws"), and resolutions adopted by the Company's Board of Directors, the Company currently has ten directors. The Company's Articles provide for its Board of Directors to be divided into three classes, each serving a staggered term so that directors' terms currently will expire either at the 1998, 1999 or 2000 annual meeting of stockholders. Messrs. Gessow, Friedman and Kiely have been classified as Class II directors of the Company whose current terms will expire at the 1998 Annual Meeting. If re-elected, such directors term will expire at the 2001 annual meeting of stockholders. Messrs. Kaneko and Climan have been classified as Class III directors whose current terms will expire at the 1999 annual meeting of stockholders. Messrs. Kenninger and Noyes have been classified as Class I directors whose current terms will expire at the 2000 annual meeting of stockholders. In addition, of the Company's ten directors, three directors (Messrs. Aron, Crandall and Depatie) were elected by a vote of the Company's Board of Directors on October 24, 1997. Pursuant to the Company's Articles and Bylaws, such three newly elected directors must be considered for election by the Company's stockholders at the 1998 Annual Meeting. If elected, Messrs. Aron, Crandall and Depatie's terms will expire at the 1999, 2000 and 2001 annual meeting of stockholders, respectively. Directors elected at each annual meeting will serve until each respective successor shall have been elected or appointed.

     In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the 1998 Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

     Six directors have been nominated for re-election at the 1998 Annual
Meeting: the Company's three current Class II directors, Messrs. Gessow, Friedman and Kiely; Mr. Depatie, who has been nominated for election as a Class II director; Mr. Aron, who has been nominated for election as a Class III director; and Mr. Crandall, who has been nominated for election as a Class I director. The following table sets forth the name of, and certain information with respect to, the six persons nominated by the Company for election as directors at the 1998 Annual Meeting:

                                           DIRECTOR
      NOMINEES FOR DIRECTOR         AGE     SINCE      POSITIONS CURRENTLY HELD WITH THE COMPANY
      ---------------------         ---    --------    -----------------------------------------
CLASS II DIRECTORS:
Andrew J. Gessow(1)...............   40      1996      Director and Chief Executive Officer
Joshua S. Friedman(1)(2)..........   42      1996      Director
W. Leo Kiely III(3)...............   51      1996      Director
Michael A. Depatie(4).............   41      1997      Director, Executive Vice President and
                                                       Chief Financial Officer

CLASS III DIRECTOR:
Adam M. Aron (3)(4)...............   43      1997      Director

CLASS I DIRECTOR:
J. Taylor Crandall(2)(4)..........   43      1997      Director

---------------
(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Messrs. Depatie, Aron and Crandall were elected by a vote of the Company's Board of Directors on October 24, 1997 and, pursuant to the Company's Articles and Bylaws, must be considered for election by the Company's stockholders at the 1998 Annual Meeting.

     For biographical information about the other current Class III and Class I directors, Messrs. Kaneko and Climan and Messrs. Kenninger and Noyes, respectively, see "Directors and Executive Officers."

     ANDREW J. GESSOW has served as a Director of the Company since its inception in May 1996 and as Chief Executive Officer since February 1998, previously serving as Co-Chief Executive Officer since July 1997 and as President since June 1996. Mr. Gessow founded Argosy Group Inc. ("Argosy")(a real estate acquisition and development company and one of the Company's predecessor entities) in 1990 and served as its President from 1990 through August 1996. Prior thereto, Mr. Gessow served as a Partner with Trammell Crow Company (a real estate development, management and investment company) and was President of Trammell Crow Residential Services, Florida and West Coast from 1987 to 1990. From 1981 through 1987, Mr. Gessow was Founder and President of Travel, Inc., and Home Search, Inc. which he co-founded with Citicorp Venture Capital. Mr. Gessow received a B.B.A. degree in Finance from Emory University in 1978 and a M.B.A. degree from Harvard Business School in 1980.

     JOSHUA S. FRIEDMAN has served as a Director of the Company since August 1996. Mr. Friedman is a founder of Canyon Partners Incorporated, a private merchant banking firm and an affiliate of Canpartners Incorporated, and has been a Managing Partner of Canyon Partners Incorporated since its inception in 1990. From 1984 through 1990, Mr. Friedman served with Drexel Burnham Lambert Incorporated (an investment banking firm), most recently as Executive Vice President and Co-Director, Capital Markets. Mr. Friedman also serves as a director of First Aviation Services, Inc. (an aircraft services supplier) and several privately held companies and charitable organizations. Mr. Friedman received a B.A. degree from Harvard College in 1976, a M.A. degree from Oxford University in 1978, a J.D. degree from Harvard Law School in 1982 and a M.B.A. degree from Harvard Business School in 1982.

     W. LEO KIELY III has served as a Director of the Company since August 1996. Mr. Kiely has been President and Chief Operating Officer of Coors Brewing Company since 1993. From 1982 through 1993, Mr. Kiely held various executive positions with Frito-Lay Inc., a subsidiary of PepsiCo, most recently serving as President of Frito-Lay's Central Division. Prior to joining Frito-Lay, Mr. Kiely was President of Ventura Coastal Corporation, a division of Seven-Up Corporation, from 1979 through 1982. Mr. Kiely also serves as a director of Bell Sports, Inc. (a bicycle helmet manufacture). He is also on the advisory boards of the National Association of Manufacturers and several educational and charitable organizations. Mr. Kiely received a B.A. degree from Harvard College in 1969 and a M.B.A. degree from the Wharton School of Business at the University of Pennsylvania in 1971.

     MICHAEL A. DEPATIE has served as a Director of the Company since October 1997 and as Executive Vice President and Chief Financial Officer of the Company since November 1996. Prior to joining the Company, Mr. Depatie was Senior Vice President of Finance and Chief Financing Officer of La Quinta Inns, Inc. (a hotel operating company) from July 1992 to August 1996. From April 1989 through June 1992, Mr. Depatie was co-founder and Senior Vice President of Finance of Summerfield Hotel Corporation (a hotel operating company). From April 1988 through April 1989, Mr. Depatie was founder and Managing General Partner of Pacwest Capital Partners. From June 1984 through April 1988, Mr. Depatie served as Senior Vice President of Finance and Development of The Residence Inn Company. Mr. Depatie received a B.A. degree from Michigan State University in 1979 and a M.B.A. degree from Harvard Business School in 1983.

     ADAM M. ARON has served as Director of the Company since October 1997. Mr. Aron has served as Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc. since July 1996. Prior to joining Vail Resorts, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 to July 1996, as Senior Vice President of Marketing for United Airlines from November 1990 to July 1993 and as Senior Vice President of Marketing for Hyatt Hotels Corporation from 1987 to 1990. Mr. Aron also serves as a director of Florsheim Group, Inc. Mr. Aron holds a B.A. degree from Harvard College and a M.B.A. degree from Harvard Business School.

     J. TAYLOR CRANDALL has served as a Director of the Company since October 1997. Mr. Crandall has served as Vice President and Chief Financial Officer of Keystone, Inc., the principal investment vehicle of Robert M. Bass of Fort Worth, Texas since October 1996 and as President, Director and sole stockholder of Acadia MGP, Inc. (managing general partner of Acadia Investment Partners, L.P., the sole general partner of Acadia Partners, L.P. (an investment partnership)) since 1992. Mr. Crandall also serves as a director of Bell & Howell Company, Quaker State, Specialty Foods Corporation and Washington Mutual. Mr. Crandall holds a B.A. degree from Bowdoin College, where he has served as a trustee.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not officers of the Company ("Independent Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, the Company grants options to purchase 15,000 shares of Common Stock at a price equal to fair market value on the date of grant to each such Independent Director to vest in equal portions over a term of three years from the date of election as an Independent Director. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the Company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  Board of Directors

     The Board of Directors met eight times during the year ended December 31, 1997. During 1997, attendance at Board of Directors meetings averaged 85%. There were two meetings of the Audit Committee, two meetings of the Compensation Committee and six meetings of the Executive Committee (each as defined below) of the Board of Directors during 1997.

  Audit Committee

     The Board of Directors has established an audit committee (the "Audit Committee"), which consists of Messrs. Friedman and Crandall. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

  Compensation Committee

     The Board of Directors has established a compensation committee (the "Compensation Committee"), which consists of Messrs. Climan, Kiely and Aron, to determine compensation for the Company's senior executive officers, determine awards under the Company's 1996 Equity Participation Plan and administer the Company's Employee Stock Purchase Plan, as amended (the "Employee Stock Purchase Plan").

  Executive Committee

     The Board of Directors has established an executive committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors. The Executive Committee consists of Messrs. Gessow, Kenninger and Friedman. All actions by the Executive Committee require the unanimous vote of all of its members.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 EACH OF THE DIRECTORS NOMINATED IN PROPOSAL 1

                                PROPOSAL NO. 2:

                             CORPORATE NAME CHANGE

     On February 27, 1998, the Company's Board of Directors approved a resolution authorizing an amendment to the Company's Articles to change the Company's corporate name to "Sunterra Corporation." The proposed amendment is subject to approval by the Company's stockholders. The Company's Board of Directors and management are in favor of and fully support the name change proposal and believe that the proposed corporate name change is desirable primarily to create a corporate and product identity between the Company and its "Sunterra Resorts" brand name, which it introduced in September 1997 and currently consists of 29 flagged resorts. Additionally, the proposed corporate name change will create a corporate and product identity between the Company and its worldwide "Club Sunterra" points-based vacation exchange club currently under development and scheduled for introduction during the second half of 1998. The Board of Directors also believes that it is in the best interests of the Company to change its corporate name to "Sunterra Corporation" in order to avoid any potential confusion between the "Signature Resorts, Inc." and "Signature Inns, Inc." corporate names. Signature Inns, Inc. is an Indianapolis-based owner, operator and franchisor of mid-priced, limited service motels located in the Midwestern United States. Signature Inns, Inc. consummated its initial public offering in December 1996 and currently trades on the Nasdaq Stock Market under the symbol "SGNS." In order to avoid such confusion, the Company entered into an agreement with "Signature Inns, Inc." whereby it agreed to support a name change proposal and to discontinue use of the name "Signature Resorts, Inc." by August 1, 1998. In light of the agreement and because Signature Inns, Inc. owns a registered federal service mark for the "Signature Inns" name, as well as certain registered design marks, the Company may face restrictions should it desire to introduce any product or brand based on the "Signature Resorts" name after August 1, 1998.

     The corporate name change will not affect in any way the validity or transferability of stock certificates currently outstanding, and the Company's stockholders will not be required to surrender for exchange any certificates now held by them. In addition, the corporate name change will not affect in any way the capital structure of the Company or the listing of the Company's Common Stock on the New York Stock Exchange.

     The affirmative vote of at least two thirds of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting is required for approval of the proposal to change the Company's corporate name.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
        THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S
                   CORPORATE NAME AS DESCRIBED IN PROPOSAL 2

                                PROPOSAL NO. 3:

               AMENDMENT TO INCREASE FROM 3,750,000 TO 5,380,000
               THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
                  THE COMPANY'S 1996 EQUITY PARTICIPATION PLAN

GENERAL

     The Company established the 1996 Equity Participation Plan to enable executive officers, other key employees, Independent Directors and consultants of the Company to participate in the ownership of the Company. The 1996 Equity Participation Plan is designed to attract and retain executive officers, other key employees, Independent Directors and consultants of the Company and to provide incentives to such persons to maximize the Company's performance. The 1996 Equity Participation Plan provides for the award to executive officers, other key employees, Independent Directors and consultants of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. Awards under the 1996 Equity Participation Plan may provide participants with rights to acquire shares of Common Stock.

     Currently, not more than 3,750,000 shares of Common Stock are authorized for issuance under the 1996 Equity Participation Plan upon exercise of qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, performance awards, dividend equivalents, deferred stock awards and stock payments. Subject to stockholder approval of this Proposal 3, the number of shares of Common Stock authorized for issuance under the 1996 Equity Participation Plan will be increased to 5,380,000 shares. The maximum number of shares which may be subject to options or stock appreciation rights granted under the 1996 Equity Participation Plan to any individual in any fiscal year cannot exceed 450,000 (subject to certain adjustments).

     The 1996 Equity Participation Plan is administered by the Compensation Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The members of the Compensation Committee, each of which is an Independent Director, select from among the eligible participants the individuals to whom nonqualified stock options are to be granted, determine the number of shares to be subject thereto and the terms and conditions thereof and make all other determinations and take all other actions necessary or advisable for the administration of the 1996 Equity Participation Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Equity Participation Plan.

     Options, stock appreciation rights, restricted stock and other awards under the 1996 Equity Participation Plan may be granted to individuals who are then officers or employees of the Company or any of its present or future subsidiaries or Independent Directors or consultants of the Company selected by the Compensation Committee for participation in the 1996 Equity Participation Plan.

     Nonqualified stock options provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term. Independent Directors shall be automatically granted options to purchase 15,000 shares of Common Stock on the date of initial election and options to purchase an additional 15,000 shares of Common Stock on the third anniversary of such date, provided that he continues to serve on the Board of Directors at such time.

     Incentive stock options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Performance awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

     Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, stock appreciation rights or other awards held by the participant.

     Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     Stock Payments may be authorized by the Compensation Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee, officer, Independent Director or consultant.

     Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. Stock Appreciation Rights ("SARs") granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in
Section 162(m) of the Code, there are no restrictions specified in the 1996 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Compensation Committee in the SAR agreements. The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

     The 1996 Equity Participation Plan provides for the accelerated vesting of awards granted under the Plan upon the occurrence of a change in control of the Company.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The 1996 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (the "Securities Act") and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1996 Equity Participation Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1996 Equity Participation Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     General Federal Tax Consequences. Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the 1996 Equity Participation Plan are taxable under Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxable on their receipt of Common Stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the 1996 Equity Participation Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

     Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 1996 Equity Participation Plan, other than options and SARs, will not qualify as "performance-based compensation" for purposes of
Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

     The Company has attempted to structure the 1996 Equity Participation Plan in such a manner that the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation.

AMENDMENT TO THE 1996 EQUITY PARTICIPATION PLAN

     On February 27, 1998, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's 1996 Equity Participation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,750,000 shares to 5,380,000 shares. The Company's stockholders are asked to approve the adoption of the amendment to the 1996 Equity Participation Plan at the 1998 Annual Meeting.

     Under the Company's current 1996 Equity Participation Plan, the aggregate number of shares of Common Stock that may be issued pursuant to incentive awards cannot exceed 3,750,000 shares of Common Stock. Due to the Company's acquisition efforts and its need to attract, retain and reward its key employees, the number of shares issuable pursuant to options granted under the 1996 Equity Participation Plan has reached the 3,750,000 share limit. The Company's Board of Directors believes that, in order to continue its acquisition efforts and to retain, motivate, and attract key personnel essential to the continued success of the Company it is necessary to maintain its current practice of providing meaningful incentive awards. The Board of Directors believes that incentive awards have played a critical role in enabling them to create a motivated management team and to build a growing, highly competitive business. The Board of Directors also believes that the Company's 1996 Equity Participation Plan has helped to stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in financial performance.

     The Board of Directors believes that the expansion of the Company's 1996 Equity Participation Plan will promote the interests of the Company and its stockholders by strengthening the Company's ability to structure acquisitions and to attract, motivate and retain employees and by providing a means to encourage stock ownership and proprietary interest in the Company to valued employees upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE AMENDMENT TO INCREASE FROM 3,750,000 TO 5,380,000
               THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
                  THE COMPANY'S 1996 EQUITY PARTICIPATION PLAN
                           AS DESCRIBED IN PROPOSAL 3

                                PROPOSAL NO. 4:

         PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY
            TO INCREASE THE COMPANY'S AUTHORIZED SHARE CAPITAL FROM
                    75,000,000 SHARES TO 125,000,000 SHARES

     The Board of Directors has adopted a resolution authorizing an amendment to the Company's Articles to increase the Company's authorized share capital from 75,000,000 shares to 125,000,000 shares, of which 100,000,000 shares would be designated as Common Stock and 25,000,000 shares would be designated as Preferred Stock. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization do not have preemptive or similar rights.

     The Company is currently authorized to issue 75,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock and 25,000,000 shares are designated as Preferred Stock. As of March 31, 1998, 35,880,507 shares of Common Stock were issued and outstanding, and 8,823,170 additional shares of Common Stock were reserved for issuance upon exercise or conversion of outstanding stock options, warrants and convertible notes and issuance of shares under the Company's Employee Stock Purchase Plan. As of March 31, 1998, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock.

     The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, subject to stockholder approval, as may be required under applicable law or exchange regulations. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitation of broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options. Although the Company may engage in the foregoing actions in the future, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof.

     The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Articles is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     The affirmative vote of at least two thirds of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting is required for approval of the proposal to increase the Company's authorized share capital.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARE
    CAPITAL FROM 75,000,000 TO 125,000,000 SHARES AS DESCRIBED IN PROPOSAL 4

                                PROPOSAL NO. 5:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

     On September 17, 1996, the Company retained the accounting firm of Arthur Andersen LLP as auditors for the year ending December 31, 1996 following Board of Directors approval, which was obtained on September 16, 1996. The decision to retain Arthur Andersen LLP was based upon the prior relationship with a predecessor of the Company as auditors for the year ending December 31, 1994 and Arthur Andersen LLP's experience in the Company's industry, and was not motivated by any disagreements between the Company and Ernst & Young LLP (the Company's public accountants prior to September 12, 1996) concerning any accounting principles and/or policy matters. From the Company's inception to September 17, 1996, the Company did not consult with Arthur Andersen LLP with respect to the matters described in Item 304(a)(2) of Regulation S-K under the Securities Act.

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998. A representative of Arthur Andersen LLP will be present at the 1998 Annual Meeting and will be given an opportunity to make a statement and answer appropriate questions. This appointment is being submitted for ratification at the 1998 Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On September 12, 1996, Ernst & Young LLP (the Company's public accountants at that time) advised the Company that it was resigning as independent auditors for the Company. Ernst & Young LLP had been retained since the Company's inception and there have been no disagreements between the Company and Ernst & Young LLP with respect to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement in its audit report. Since the Company's inception, Ernst & Young LLP's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K under the Securities Act.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
              AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                       THE YEAR ENDING DECEMBER 31, 1998
                           AS DESCRIBED IN PROPOSAL 5

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 31, 1998, concerning each person who is a director or executive officer of the Company.

                NAME                     AGE                          POSITION
                ----                     ---                          --------
Osamu Kaneko.........................     50    Chairman of the Board
Andrew J. Gessow.....................     40    Director and Chief Executive Officer
Steven C. Kenninger..................     45    Director and President
Michael A. Depatie...................     41    Director, Executive Vice President and Chief
                                                Financial Officer
James E. Noyes.......................     51    Director and Chief Operating Officer
Charles C. Frey......................     43    Senior Vice President, Accounting and Administration
Loren V. Gallagher...................     51    Senior Vice President, Asia
Genevieve Giannoni...................     34    Senior Vice President, Operations
Michael V. Paulin....................     56    Senior Vice President, Hospitality Management
Dewey W. Chambers....................     40    Vice President and Treasurer
Andrew D. Hutton.....................     33    Vice President, General Counsel and Secretary
Timothy D. Levin.....................     41    Vice President, Architecture
David D. Philp.......................     36    Vice President, Acquisitions
Peter J. Shoobridge..................     32    Vice President, Business Development
James D. Wheat.......................     40    Vice President and Corporate Controller
Adam M. Aron.........................     43    Director
Sanford R. Climan....................     42    Director
J. Taylor Crandall...................     43    Director
Joshua S. Friedman...................     42    Director
W. Leo Kiely III.....................     51    Director

     For biographical information about Messrs. Gessow, Depatie, Aron, Crandall, Friedman and Kiely, see "Proposal No. 1: Election of Directors -- General Information -- Election of Directors" above.

     OSAMU KANEKO has served as a Chairman of the Board of the Company since June 1996, previously serving as Chief Executive Officer of the Company from June 1996 to July 1997 and as Co-Chief Executive Officer from July 1997 to February 1998. Mr. Kaneko, a Japanese national, received a B.A. degree from Indiana State University in 1971. From 1974 to 1986, Mr. Kaneko was the Executive Vice President of Hasegawa Komuten (USA) Inc., the American subsidiary of Hasegawa Komuten Ltd., a Japanese real estate development company. In this capacity, Mr. Kaneko was responsible for the development of income producing properties in Hawaii, including resort condominiums and hotels. In 1985, Mr. Kaneko co-founded KOAR Group, Inc. ("KOAR") (a real estate acquisition and development company) with Mr. Kenninger and since that time has served as its Chief Executive Officer.

     STEVEN C. KENNINGER has served as a Director of the Company since its inception and as President of the Company since February 1998. Previously, Mr. Kenninger served as Chief Operating Officer and Secretary of the Company from June 1996 to February 1998. Mr. Kenninger co-founded KOAR with Mr. Kaneko in 1985 and most recently served as its President. Mr. Kenninger was a practicing attorney at the law firm of Paul, Hastings, Janofsky & Walker, located in Los Angeles, California from 1977 through 1981 and at the law firm of Riordan & McKinzie, located in Los Angeles, California from 1981 through 1985, where he was a partner. Mr. Kenninger received a B.S. degree in Mechanical Engineering from Purdue University in 1974 and received a J.D. degree from Stanford Law School in 1977. Mr. Kenninger is a member of the Board of Visitors of the Stanford Law School and has been a member of the State Bar of California since 1977.

     JAMES E. NOYES has served as a Director of the Company since July 1996 and as Chief Operating Officer since February 1998. Previously, Mr. Noyes served as Executive Vice President of the Company since July 1996. Prior to joining the Company, from 1989 through June 1996 Mr. Noyes served as President of The Trase Miller Group (a travel technology services company), the parent company of MTI Vacations, Inc., with interests in vacation packaging, travel technology and specialized teleservices, and previously served as its Vice

President of Marketing and Sales since 1980. Mr. Noyes served in various management positions for Wilson Sporting Goods from 1976 to 1980. Mr. Noyes is a director of Preview Travel, Inc. and Ball Horticultural, Inc. (a horticultural supply company). Mr. Noyes received a B.A. degree in 1970 from Dartmouth College and received a M.B.A. degree in 1974 from Stanford Business School.

     CHARLES C. FREY has served as Senior Vice President, Accounting and Administration of the Company since January 1997. Previously, he served as Senior Vice President and Treasurer of the Company since July 1996. Prior thereto, Mr. Frey had served as Senior Vice President of Administration and Treasurer of Argosy (one of the Company's predecessor entities) since 1992. Prior thereto, Mr. Frey was Vice President and Chief Financial Officer of Trammell Crow Residential Services-Florida from 1986 to 1992. Mr. Frey is a Certified Public Accountant and a licensed real estate broker in Florida. He received a B.S. degree in Accounting and Economics from the Indiana University of Pennsylvania in 1977.

     LOREN V. GALLAGHER has served as Senior Vice President, Asia of the Company since January 1997. Prior to joining the Company, Mr. Gallagher held executive management positions with Vacation Resorts International (a vacation ownership management company) from 1979 through December 1996, most recently serving as its President and Chief Operating Officer. In addition, Mr. Gallagher was a practicing attorney from 1983 to 1996, specializing in real estate acquisition and vacation ownership. Prior thereto, he was an independent real estate broker in California from 1977 to 1979 and was a licensed real estate sales associate at Coldwell-Banker from 1975 to 1977. He is a licensed real estate broker in California and is a member of the State Bar of California. Mr. Gallagher received a B.A. degree from Winona State University, M.A. degrees from San Diego State University and National Chengchi University in Taiwan (Chinese language) and a J.D. degree from Loyola Law School.

     GENEVIEVE GIANNONI has served as Senior Vice President, Operations of the Company since July 1996. Ms. Giannoni joined Argosy (one of the Company's predecessor entities) in May 1992 as Director of Marketing, became a Vice President in 1993, and Senior Vice President, Operations in 1994. Prior to joining Argosy, Ms. Giannoni was a marketing director at Trammell Crow Residential Services-Florida from 1987 to 1992. Ms. Giannoni is a licensed real estate agent in Florida. She received a B.A. degree from Rollins College in 1985 and graduated from the Crummer Management Program at Rollins College in 1990.

     MICHAEL V. PAULIN has served as Senior Vice President, Hospitality Management of the Company since January 1998. Mr. Paulin also serves as President of the Company's Marc Hotels & Resorts subsidiary which he founded in 1987 and the Company acquired in October 1997. Prior to forming Marc Hotels & Resorts, Mr. Paulin served as Senior Vice President of Aston Hotels & Resorts form 1978 to 1987 and Vice President of Colony Hotels from 1970 to 1978. From 1964 to 1970, Mr. Paulin was President and Founder of World Wide Living, Inc., tourist apartment, home, and yacht rentals provider. Mr. Paulin has served as Chairman of the Hawaii Hotel Association and Chairman of the Pacific Asia Travel Association. Mr. Paulin received a B.S. degree in Business Economics and International Trade from the University of Southern California in 1963.

     DEWEY W. CHAMBERS has served as Vice President and Treasurer of the Company since January 1997. Prior to joining the Company, Mr. Chambers served as Vice President -- Treasurer of La Quinta Inns, Inc. from 1992 through December 1996. Prior thereto, Mr. Chambers served with the accounting firm of KPMG Peat Marwick, L.L.P. from 1983 to 1992, most recently as Senior Manager. Mr. Chambers is a Certified Public Accountant. Mr. Chambers received a B.B.A. degree in Finance from the University of Oklahoma in 1980 and a B.B.A. degree in Accounting from the University of Texas at San Antonio in 1983.

     ANDREW D. HUTTON has served as Vice President and General Counsel of the Company since October 1996 and as Secretary of the Company since February 1998. Prior to joining the Company, from 1991 through October 1996, Mr. Hutton practiced corporate securities and finance law with the law firm of Latham & Watkins, located in Los Angeles, California. Mr. Hutton received a J.D. degree from the University of Minnesota Law School in 1991 and received B.S. and B.A. degrees from the University of Kansas in 1988. Mr. Hutton has been a member of the State Bar of California since 1991.

     TIMOTHY D. LEVIN has served as Vice President, Architecture of the Company since July 1996. Prior thereto, Mr. Levin was Vice President, Architecture, of KOAR since December 1995. From 1989 through December 1995, Mr. Levin was President of Sevelex Consultants, Inc., a project management and design consulting firm affiliated with Messrs. Kaneko and Kenninger. Mr. Levin was the senior design and production manager at Carl Wahlquist AIA Architects, Inc. from 1983 through 1988. Mr. Levin is a member of the American Institute of Architects and has been a licensed General Contractor in the State of California since 1980. Mr. Levin received his Bachelor of Architecture degree from Southern California Institute of Architecture in 1986.

     DAVID D. PHILP has served as Vice President, Acquisitions of the Company since September 1997, previously serving as Senior Director of Acquisitions since February 1996. Prior to joining the Company, Mr. Philp was a Director of Development for Doubletree Hotels Corporation from October 1994 through August 1995 and from 1991 through September 1994 was a Director of the Hospitality Consulting Group for Kenneth Leventhal & Company. Prior thereto, Mr. Philp was a Manager of Development for IDG Development (a real estate development company) from 1990 to 1991, was a Senior Consultant for the accounting firm of Pannell Kerr Forster from 1987 to 1990 and held operations management positions with Hyatt Hotels Corporation from 1984 to 1987. He received a B.A. degree from the Cornell University School of Hotel Administration in 1984.

     PETER J. SHOOBRIDGE has served as Vice President of Business Development of the Company since September 1997. From January 1994 to September 1997 he served as Chief Financial Officer and from July 1996 to September 1997, as Director of Business Development of LSI Group Holdings Plc, which was acquired by the Company in August 1997. Prior to joining LSI, Mr. Shoobridge served with the accounting firm of BDO Sloy Hayward in London, England from January 1984 to August 1987, most recently as manager in the Corporate Finance department. Mr. Shoobridge holds a degree in music from the Royal Northern College of Music in Manchester, England, and is a member of the Institute of Chartered Accountants in England and Wales.

     JAMES D. WHEAT has served as Vice President and Corporate Controller of the Company since November 1997. Prior to joining the Company, Mr. Wheat served with Raychem Corporation (a materials science manufacturing company) from 1991 to November 1997 as internal auditor, division controller and external reporting manager. Mr. Wheat is a Certified Public Accountant, Certified Management Accountant, Certified Internal Auditor and is a licensed real estate broker in California. He received a B.B.A. degree from the University of Michigan in 1980 and a M.B.A. degree from The Wharton School of Business at the University of Pennsylvania in 1985.

     SANFORD R. CLIMAN has served as a Director of the Company since August 1996. In June 1997, Mr. Climan returned to Creative Artists Agency, Inc. ("CAA"), a leading literary and talent agency, as a member of its senior executive team. Mr. Climan was formerly a member of CAA's senior executive team from June 1986 to September 1995. From October 1995 through May 1997, Mr. Climan was Executive Vice President and President Worldwide Business Development of Universal Studios, Inc. From 1979 to 1986, Mr. Climan held various positions in the entertainment industry. Mr. Climan also serves as a director of PointCast, Inc. (an internet computer software company). Mr. Climan received a B.A. degree from Harvard College in 1977, a M.B.A. degree from Harvard Business School in 1979 and a Master of Science in Health Policy and Management from the Harvard School of Public Health in 1979.

     On August 5, 1996, an action was filed in California state court against KEN/KOAR LAX Partners, L.P., which was affiliated with Messrs. Kaneko and Kenninger (the "LAX Partnership"), the owner of the Embassy Suites hotel located at Los Angeles International Airport, by the secured lender on the hotel. The complaint sought judicial foreclosure of the loan, appointment of a receiver and certain other relief. The LAX Partnership subsequently sold its interest in the Embassy Suites hotel, and the Chapter 11 proceeding was dismissed concurrently with the closing of such transaction. The Company has no interest in the hotel or the LAX Partnership. Following the consummation of the sale, neither Mr. Kaneko nor Mr. Kenninger holds any interest in or obligation related to the hotel.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the annual base salary and other annual compensation which the Company paid in 1997 and would have paid in 1996 on an annualized basis to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose cash compensation exceeded $100,000 in salary and bonus (the "Named Executive Officers").

                                                         ANNUAL COMPENSATION                          LONG-TERM
                                        -----------------------------------------------------       COMPENSATION
                                        FISCAL                                OTHER ANNUAL      SECURITIES UNDERLYING
NAME AND CURRENT PRINCIPAL POSITION(1)   YEAR    SALARY($)   BONUS($)(2)   COMPENSATION($)(3)    OPTIONS/SARS(#)(4)
--------------------------------------  ------   ---------   -----------   ------------------   ---------------------
Osamu Kaneko, Chairman of the Board...   1997    $280,000     $280,000          $ 2,500                     --
                                         1996    $280,000     $      0          $ 2,500                225,000
Andrew J. Gessow, Director and Chief
  Executive Officer................      1997    $280,000     $280,000          $ 2,500                     --
                                         1996    $280,000     $      0          $ 2,500                225,000
Steven C. Kenninger, Director and
  President........................      1997    $280,000     $280,000          $ 2,500                     --
                                         1996    $280,000     $      0          $ 2,500                225,000
James E. Noyes, Director and Chief
  Operating Officer................      1997    $289,000     $271,000          $14,500                     --
                                         1996    $280,000     $120,000          $14,500                562,500
Michael A. Depatie, Director,
  Executive Vice President and Chief
  Financial Officer................      1997    $280,000     $200,000          $ 2,500                     --
                                         1996    $280,000     $      0          $ 2,500                562,500

---------------
(1) Certain Named Executive Officers served the Company in different capacities during 1996 and 1997. For a description of the various positions held by Messrs. Kaneko, Kenninger and Noyes, see "Directors and Executive Officers." For a description of positions held by Mr. Gessow, see "Proposal No. 1 Election of Directors -- General Information -- Election of Directors."

(2) Amounts stated include bonus amounts earned in 1997 by the Named Executive Officers and paid in 1998. See "Employment Agreements and Covenants Not to Compete" and "Compensation Committee Report" below for a discussion of annual performance bonuses payable to key employees and executive officers.

(3) Represents automobile lease payments ($12,000 with respect to Mr. Noyes) and insurance premiums for customary life and health benefits ($2,500 with respect to each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie).

(4) The indicated options to purchase 1,800,000 shares of Common Stock were granted to the Named Executive Officers in 1996. No options were granted to any of the Named Executive Officers in 1997.

     The following table contains information concerning the value of stock options issued under the Company's 1996 Equity Participation Plan and held by the Named Executive Officers as of December 31, 1997. No stock options were granted to or exercised by any of the Named Executive Officers during 1997.

                    DECEMBER 31, 1997 OPTION YEAR-END VALUES

                                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                  OPTIONS AT                         OPTIONS AT
                                              FISCAL YEAR-END(#)                 FISCAL YEAR-END($)
     NAME AND PRINCIPAL OCCUPATION         EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
     -----------------------------         -------------------------          -------------------------
Osamu Kaneko, Chairman of the Board....          75,000/150,000                   $940,875/$1,881,750
Andrew J. Gessow, Director and Chief
  Executive Officer....................          75,000/150,000                   $940,875/$1,881,750
Steven C. Kenninger, Director and
  President............................          75,000/150,000                   $940,875/$1,881,750
James E. Noyes, Director and
  Chief Operating Officer..............         281,250/281,250                 $3,902,344/$3,902,344
Michael A. Depatie, Director, Executive
  Vice President and
  Chief Financial Officer..............         225,000/337,500                 $1,567,875/$2,351,813

               EMPLOYMENT AGREEMENTS AND COVENANTS NOT TO COMPETE

     In 1996, each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie entered into an employment agreement with the Company for a term of two years, subject to extension. The employment agreement for each of such executives provides for an annual salary of $280,000 per year for the first year and at such salary as may be determined by the Compensation Committee thereafter, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined (except with respect to Mr. Noyes, who will receive a guaranteed quarterly bonus of $30,000 for each quarter he is employed by the Company). In 1996, pursuant to their employment agreement each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie received options to purchase 225,000, 225,000, 225,000, 562,500 and 562,500 shares of Common Stock, respectively. In addition, pursuant to their employment agreement each of Messrs. Kaneko, Gessow, Kenninger, Noyes and Depatie shall receive severance payments equal to base compensation and bonus at the most recent annual amount for the longer of the balance of the employment term or two years upon the death, disability, termination or resignation of such executive, unless such executive resigns without "good cause" or unless the Company terminates such executive as a result of gross negligence, willful misconduct, fraud or a material breach of the employment agreement. Each such executive will have "good cause" to terminate his employment with the Company in the event of any reduction in his compensation or benefits, material breach or material default by the Company under his employment agreement or following the merger or change in control of the Company.

     Each of Messrs. Gessow, Kenninger, Noyes and Depatie have agreed to devote substantially full time to the business of the Company and not engage in any competitive businesses. In particular, the foregoing individuals are prohibited from managing, consulting or participating in any way in any vacation ownership business or from acquiring any property with the intent to convert the property to a vacation ownership operation, unless the Independent Directors of the Company determine that such investment is in the best interest of the Company. Such noncompetition provisions shall survive for two years following any termination of employment. Such individuals are not, however, prohibited from investing in residential or commercial real estate with no prospect to be converted to vacation ownership or resort related use or, acquiring hotels, including hotels which may compete directly with properties of the Company.

     In March 1998, in connection with Mr. Kaneko's new status as non-executive Chairman of the Board, the Company amended its employment agreement with Mr. Kaneko to provide that he shall devote at least 50% of his time to the Company's business. Correspondingly, Mr. Kaneko's annual salary was reduced to $140,000 per year. Mr. Kaneko is allowed to devote the remainder of his time to acquire, develop or manage other investments in non-resort residential or commercial real estate that do not present a prospect for conversion to vacation ownership or resort-related use.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has established the Compensation Committee, which consists of Messrs. Aron, Kiely and Climan, to determine compensation for the Company's senior executive officers, determine awards under the Company's 1996 Equity Participation Plan and administer the Company's Employee Stock Purchase Plan. Messrs. Aron, Kiely and Climan were not officers or employees of the Company at any time nor did any such person engage in any insider transactions with the Company that is required to be disclosed pursuant to the Exchange Act.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee's policy is to establish compensation levels for the Company's executive officers, including its Chief Executive Officer Andrew
J. Gessow (the "CEO"), which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

     The Compensation Committee determines the compensation of the Company's executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's revenues and earnings performance compared with the Company's operating and growth plan, as well as various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

     Total compensation of each executive officer of the Company consists of four components: base salary, annual incentive in the form of a cash bonus, long-term incentive in the form of equity based stock compensation alternatives and miscellaneous benefits and perquisites. Each component is discussed below.

     The principal component of the compensation of each executive officer is the executive's base salary. As described above under "Employment Agreements and Covenants Not To Compete," the base salaries for each of the CEO and Messrs. Kaneko, Kenninger, Depatie and Noyes are based on his rights under an employment agreement with the Company. Each employment agreement established a minimum annual salary that was established based on negotiations with the Board of Directors and the relevant executive. In setting these initial base salaries, the Board of Directors reviewed the corporate and individual performance factors described above and the practices of a peer group of other public growth-oriented vacation ownership, lodging and hospitality companies. This comparison peer group is not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Board of Directors attempted to set the Company's base executive compensation levels at levels that generally approximate or are less than the executive base compensation levels at the companies in its peer group. The base salary of the CEO for the year ended December 31, 1997 was $280,000. Since each executive has completed his first full year of service under his employment agreement, the Compensation Committee can adjust such executive's salary either upwards or downwards and any such adjustments will be made based on the factors discussed above.

     The Company has established an incentive compensation plan for executive officers of the Company. This plan provides for payment of a cash bonus to participating executive officers and key employees if certain performance objectives established for each individual are achieved. Such objectives include the formation of new strategic relationships and ventures and the consummation of strategic acquisitions that are accretive to the earnings of the Company. Pursuant to such plan and the employment agreements discussed above, each of the CEO and Messrs. Kaneko, Kenninger, Noyes and Depatie are entitled to receive a cash bonus of up to 100% of their respective base compensation, respectively, upon the achievement by the Company of specified targets of growth in revenues, earnings per share and other key operating factors as determined by the Compensation Committee. The Company has elected to pay a cash bonus to each of the CEO and Messrs. Kaneko, Kenninger, Noyes and Depatie for the year ended December 31, 1997 in the amount of $280,000, $280,000, $280,000, $271,000 and
$200,000, respectively.

     The Company established the 1996 Equity Participation Plan to enable executive officers, other key employees, Independent Directors and consultants of the Company to participate in the ownership of the Company. The 1996 Equity Participation Plan is administered by the Compensation Committee and is designed to attract and retain executive officers, other key employees, Independent Directors and consultants of the Company and to provide incentives to such persons to maximize the Company's performance. The 1996 Equity Participation Plan provides for the award to executive officers, other key employees, Independent Directors and consultants of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards ("Equity-Based Compensation"). The Compensation Committee annually considers grants of Equity-Based Compensation for each of the executive officers, including the CEO. The Compensation Committee determines the amount of Equity-Based Compensation for executives based on the responsibility of the executive, the historic levels of Equity-Based Compensation granted to other executives and the Compensation Committee's judgment as to the appropriate incentive level for purposes of achieving the objectives of the 1996 Equity Participation Plan. The Compensation Committee also determines the amount of Equity-Based Compensation based upon its review of overall corporate performance and individual performance. In light of the grants in 1996, no Equity-Based Compensation was granted to the CEO or the other Named Executive Officers in 1997.

     The last component of total compensation is Company benefits and perquisites generally consisting of car allowances for certain executives and customary life and health benefits.

     During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the Company's compensation policies.

                                          By the Compensation Committee

                                          Adam M. Aron
                                          W. Leo Kiely III
                                          Sanford R. Climan

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock commencing on the initiation of trading of the Company's Common Stock on August 16, 1996 and ending on December 31, 1997 to (a) a group of peer issuers with similar vacation ownership, lodging or leisure businesses, and (b) the Nasdaq Composite Index. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

             COMPARISON OF SIXTEEN MONTH CUMULATIVE TOTAL RETURN(1)
          FOR SIGNATURE RESORTS, INC., A PEER GROUP(2) AND THE NASDAQ
                               COMPOSITE INDEX(3)

        MEASUREMENT PERIOD          SIGNATURE RESORTS                         NASDAQ STOCK
      (FISCAL YEAR COVERED)               INC.             PEER GROUP         MARKET (U.S.)
8/15/96                                  100                 100                  100
12/31/96                                 254.05              104.49               113.5
12/31/97                                 236.49              148.55               139.28

---------------
(1) Assumes $100 was invested on August 16, 1996 in stock or index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Ambassadors International, Inc., Bristol Hotel Company, Carnival Corporation, Fairfield Communities, Inc., Hilton Hotels Corporation, Marriott International, Inc., and Prime Hospitality Corporation.

(3) Prior to February 6, 1998, the Company's Common Stock was quoted on the Nasdaq National Market.

                              CERTAIN TRANSACTIONS

     Affiliates of Messrs. Kaneko and Kenninger currently have managing general partner or similar interests in entities which own investment properties which the Company does not consider to be competitive with its timeshare business (the "KOAR Interests"). These properties include a 225-unit condominium project in Long Beach, California which is being marketed for whole share unit sales or long-term residential use rather than vacation use (and with respect to which the KOAR Interests currently own 74 of the total 225 units, the balance having been sold to third parties); and several retail centers and a proposed office development project. Messrs. Kaneko and Kenninger are also currently the constituent general partners of a number of partnerships in which they owe fiduciary duties to limited partners who invested over $80 million of equity therein (which partnerships include certain Embassy Suites hotels which are still owned by partnerships controlled by Affiliates of Messrs. Kaneko and Kenninger (the "Prior Partnerships")). Messrs. Kaneko and Kenninger are authorized by the Company to meet their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof, including the sale, refinancing, restructuring and packaging of the Prior Partnerships, and including with respect to the formation of public or private entities for such purpose, including a public real estate investment trust ("REIT") for one or all of the Embassy Suites hotels in the Prior Partnerships (provided, that Messrs. Kaneko and Kenninger agree not to serve as an officer or employee of such REIT). Messrs. Kaneko and Kenninger agree to continue to retain third party management companies to manage these properties (e.g., Promus Hotels manages all such Embassy Suites hotels), and to employ personnel not employed by the Company to carry out the day-to-day responsibilities of managing and overseeing these properties. However, Messrs. Kaneko and Kenninger reserve the right to do what is reasonably necessary within these constraints to carry out their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof. The Company does not believe that such activities detract materially from Messrs. Kaneko's and Kenninger's services to the Company. See "Employment Agreements and Covenants Not To Compete" for additional information regarding such persons' obligations to the Company.

     In addition, in accordance with the terms of a preexisting agreement that was assumed by the Company as a result of the August 1996 consolidation of the Company's predecessor partnerships, limited liability companies and corporations, during 1997 the Company repaid approximately $480,000 principal amount of indebtedness to affiliates of Mr. Friedman, a director of the Company. During 1997, the Company also paid such entities approximately $157,000 in fees and interest with respect to such indebtedness. The indebtedness originally was incurred to finance the acquisition of expansion land at the Company's Cypress Pointe Resort.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

     The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock as of March 31, 1998, other than directors and executive officers.

                                                         BENEFICIAL OWNERSHIP
                                                        -----------------------
       NAME AND ADDRESS OF BENEFICIAL OWNER(S)           SHARES      PERCENTAGE
       ---------------------------------------          ---------    ----------
Putnam Investments, Inc.(1)...........................  4,161,207         11.6%
  One Post Office Square
  Boston, Massachusetts 02109
Pilgram Baxter & Associates, Ltd.(2)..................  3,219,680          9.0%
  825 Duportail Road
  Wayne, Pennsylvania 19087

---------------
(1) Information based solely on a Schedule 13G filed with the Commission on January 27, 1998 by, among others, Putnam Investments, Inc. ("PI"). Of the shares beneficially owned by PI, Putnam Investment Management, Inc. ("PIM") beneficially owns 3,730,005 (or 10.4%) of the outstanding shares of Common Stock and The Putnam Advisory Company, Inc. ("PAC") beneficially owns 431,202 (or 1.2%) of the outstanding shares of Common Stock. The shares of Common Stock reported as being beneficially owned by PI consist of securities beneficially owned by subsidiaries of PI which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. PI, which is a wholly-owned subsidiary of Marsch & McLennan Companies, Inc. ("M&MC"), wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds and PAC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. M&MC and PI disclaim beneficial ownership of the shares of Common Stock reported as being beneficially owned by PI.

(2) Information based solely on a Schedule 13G filed with the Commission on February 13, 1998 by Pilgram Baxter & Associates, Ltd.

OTHER MATTERS AT THE MEETING

     The Board of Directors does not know of any matters to be presented at the 1998 Annual Meeting of Stockholders other than those mentioned in this Proxy Statement. If any other matters are properly brought before the 1998 Annual Meeting of Stockholders, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

     The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies with respect to shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $4,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1999 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by firstclass United States mail, postage prepaid, to the Corporate Secretary, Signature Resorts, Inc., 1875 South Grant Street, Suite 650, San Mateo, California 94402, and must be received no later than December 14, 1998. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          ANDREW D. HUTTON
                                          Andrew D. Hutton
                                          Vice President, General Counsel
                                          and Secretary
San Mateo, California
April 13, 1998

PROXY

                            SIGNATURE RESORTS, INC.

               PROXY FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Signature Resorts, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 1998 Annual Meeting of Stockholders and Proxy Statement and hereby appoints Andrew J. Gessow, Michael A. Depatie, Dewey W. Chambers and Andrew D. Hutton as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Signature Resorts, Inc. held of record by the undersigned on April 1, 1998 at the 1998 Annual Meeting of Stockholders to be held May 15, 1998 or any adjournment or postponement thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals, 1,2,3,4 and 5 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                                Please mark [X]
                                                               your vote as
                                                               indicated in
                                                               this example.

                                         FOR                      WITHHOLD
                                  all nominees listed            AUTHORITY
                                below (except as marked       to vote for all
                                 to the contrary below)    nominees listed below

1. ELECTION OF CLASS I, II                    [ ]                    [ ]
   AND III DIRECTORS

   Nominees: Andrew J. Gessow         Joshua S. Friedman
             W. Leo Kiely III         Michael A. Depatie
             Adam M. Aron             J. Taylor Crandall

   (Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above)

2. Amendment of the Company's Articles        FOR      AGAINST      ABSTAIN
   of Incorporation to change the             [ ]        [ ]          [ ]
   Company's corporate name.

3. Amendment of the Company's 1996 Equity     FOR      AGAINST      ABSTAIN
   Participation Plan, as amended, to         [ ]        [ ]          [ ]
   increase the number of shares issuable
   thereunder.

4. Amendment of the Company's Articles of     FOR      AGAINST      ABSTAIN
   Incorporation to increase the Company's    [ ]        [ ]          [ ]
   authorized share capital.

5. Ratification of the appointment of         FOR      AGAINST      ABSTAIN
   Arthur Andersen L.L.P. as the              [ ]        [ ]          [ ]
   independent accountants of the
   corporation.

6. The Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)                                       Dated              , 1998
            --------------------------------------       -------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                            - FOLD AND ATTACH HERE -